Calamos Global Dynamic Income Fund N-CSR

EX-99.906CERT

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of Calamos Global Dynamic Income Fund (the “Company”), hereby certifies, to his knowledge, that the Company’s Report on Form N-CSR for the year ended October 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 20, 2016

/s/ John P. Calamos, Sr.
Name: John P. Calamos, Sr.
Title: Principal Executive Officer

/s/ Thomas Herman
Name: Thomas Herman
Title: Principal Financial Officer

This certificate is furnished pursuant to the requirements of Form N-CSR and shall not be deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act of 1934.

A signed original of this certificate required by Section 906 has been provided to Calamos Global Dynamic Income Fund and will be retained by Calamos Global Dynamic Income Fund and furnished to the Securities and Exchange Commission or staff upon request.